Exhibit 99.1

NovaBay Pharmaceuticals Announces a 1-for-5 Reverse Stock Split

EMERYVILLE, Calif. (February 11, 2026) - NovaBay® Pharmaceuticals, Inc. (the “Company”) (NYSE American: NBY) announces that, pursuant to the receipt of stockholder approval at the Company’s annual meeting on October 16, 2025, the Company’s Board of Directors has authorized a 1-for-5 reverse stock split of all outstanding shares of common stock of the Company. The Company anticipates that the 1-for-5 reverse stock split will be effective as of 4:15 p.m. New York City time on Friday, February 20, 2026, and that the Company's common stock will begin trading on a split-adjusted basis on Monday, February 23, 2026.

The effect of the reverse stock split will be to combine every 5 shares of outstanding Company common stock into 1 share of common stock. The reverse stock split will not reduce the number of authorized shares of common stock or authorized shares of preferred stock or change the par values of the Company’s common stock or preferred stock.

The Company will issue an additional whole share to all holders who would otherwise receive a fractional share of common stock. Except for adjustments resulting from the treatment of fractional shares, each stockholder will hold the same percentage of our outstanding common stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split.

All outstanding options, restricted stock awards, warrants, preferred stock, convertible debentures and other Company securities entitling their holders to purchase, exercise, convert or otherwise receive shares of common stock will be adjusted as a result of the reverse stock split, as required by the terms of each security.

The Company expects that the reverse stock split will increase the per-share price of its common stock, which the Company believes will enable it to comply with the NYSE American's continued-listing requirement relating to the price of its common stock. The Company's trading symbol of “NBY” will not change as a result of the reverse stock split; however, a new CUSIP number has been assigned: 66987P 508.

The reverse stock split will reduce the number of shares of common stock issued and outstanding from approximately 130,623,400 shares to approximately 26,124,680 shares (prior to rounding). Because the reverse stock split will not reduce the number of authorized shares of common stock, the effect of the reverse stock split will be to increase the number of common shares available for issuance relative to the number of common shares issued and outstanding. The reverse stock split will not modify any voting rights or other terms of the common stock.

Equiniti Trust Company, LLC (“Equiniti”) is acting as the exchange agent and transfer agent for the reverse stock split. Equiniti will provide instructions to stockholders with physical certificates regarding the process for exchanging their pre-split stock certificates for post-split shares. Equiniti can be reached at (800) 468-9716. For additional information regarding the reverse stock split, please refer to NovaBay’s Current Report on Form 8-K filed with the SEC today, February 11, 2026.

About NovaBay Pharmaceuticals, Inc.:

NovaBay Pharmaceuticals has been historically focused on the development and sale of scientifically created and clinically proven eyecare, wound care, and skin care products. In early 2026, it completed a comprehensive realignment of its business pursuant to which it adopted a capital allocation strategy focused on acquiring digital assets that provide exposure to economic participation within open digital financial networks.

NovaBay Pharmaceuticals Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements that are based upon management's current expectations, assumptions, estimates, projections and beliefs. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words or expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our business strategies and prospects, expected future financial results (including our ability to continue as a going concern), and the impact of the reverse stock split. These statements involve risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by the forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Other risks relating to NovaBay’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this press release, are detailed in NovaBay’s latest Form 10-Q/K filings with the SEC, especially under the heading “Risk Factors,” Exhibit 99.1 to the Form 8-K filed on January 16, 2026 and the definitive proxy statement filed by NovaBay with the SEC on September 23, 2025, especially under the heading “Risk Factors - General Risks Related to the Reverse Stock Split Proposal.” The forward-looking statements in this press release speak only as of this date, and NovaBay disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

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NovaBay Contact

Tommy Law

Chief Financial Officer

tlaw@novabay.com

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